                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                             REPLIGEN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                              REPLIGEN CORPORATION
                               117 FOURTH AVENUE
                               NEEDHAM, MA 02494
                                 (781-449-9560)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 10, 1998

To the Stockholders:

    The Annual Meeting of Stockholders of Repligen Corporation, a Delaware Corporation (the "Company"), will be held on Thursday, September 10, 1998, 10:00 a.m. local time, at the offices of the Company, 117 Fourth Avenue, Needham, Massachusetts to consider and act upon the following matters:

    1. To elect five members to the Board of Directors to serve a one-year term and until their successors are duly elected and qualified.

    2. To consider and act upon a proposal to ratify the selection of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending March 31, 1999.

    3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on June 22, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be open to examination by stockholders during ordinary business hours for a period of ten (10) days prior to the Annual Meeting at the offices of the Company set forth above. The list will also be available at the Annual Meeting.

    All stockholders are cordially invited to attend the Annual Meeting in person. To ensure your representation at the meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-paid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if such stockholder has returned a proxy.

                                          By Order of the Board of Directors
                                          Daniel P. Witt, Secretary

Needham, Massachusetts
July 29, 1998
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

                              REPLIGEN CORPORATION
                               117 FOURTH AVENUE
                               NEEDHAM, MA 02494

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD SEPTEMBER 10, 1998

    This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors (the "Board") of Repligen Corporation, a Delaware corporation ("Repligen" or the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held, pursuant to the accompanying Notice of Annual Meeting, on Thursday, September 10, 1998, and at any adjournments thereof (the "Annual Meeting" or the "Meeting"). Only stockholders of record as of June 22, 1998 (the "Record Date") will be entitled to notice of and to vote at the Meeting and any adjournments thereof. As of the Record Date, 18,001,785 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company were issued and outstanding.

    The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before it is voted. Proxies may be revoked by the person giving it any time before it is voted. Proxies may be revoked by: (1) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy; (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting; or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Repligen Corporation, 117 Fourth Avenue, Needham, Massachusetts 02494, Attention:
Secretary, at or before the taking of the vote at the Annual Meeting.

    The persons named as attorneys in the proxies are directors and/or officers of the Company. All properly-executed proxies returned in time to be counted at the Annual Meeting will be voted as stated below under the heading "Voting Procedures." Any stockholder submitting a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name on the space provided on the proxy. In addition to the election of Directors, the stockholders will consider and vote upon a proposal to ratify the selection of auditors, as further described in this Proxy Statement. Where a choice has been specified on the proxy with respect to a matter, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR if no specification is indicated.

    The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Votes withheld from any nominee, abstentions, and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposals, the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting. All other matters being submitted require the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter and, therefore, with respect to votes on specific proposals, will have the effect of negative votes. Broker "non-votes" are not so included.

    The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Company will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

    The Company's Annual Report, containing financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended March 31, 1998, is being mailed contemporaneously with this Proxy Statement to all stockholders entitled to vote. This Proxy Statement and the form of proxy were first mailed to stockholders of record on or about the date hereof.

    The Company's principal executive offices are located at 117 Fourth Avenue, Needham, Massachusetts 02494. The Company intends to mail this Proxy Statement and related form of Proxy on or about July 29, 1998 to its stockholders of record at the close of business on June 22, 1998.

                OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the directors and executive officers of the Company, their ages and present positions with the Company as of the date of the Record Date:

NAME                                               AGE                               POSITIONS
---------------------------------------------      ---      ------------------------------------------------------------

Walter C. Herlihy, Ph.D......................          46   President, Chief Executive Officer and Director (3)

James R. Rusche, Ph.D........................          44   Vice President, Research and Development

Daniel P. Witt, Ph.D.........................          50   Vice President, Business Development

Robert J. Hennessey..........................          52   Director

G. William Miller............................          73   Director (1) (2) (3)

Alexander Rich, M.D..........................          73   Director (2)

Paul Schimmel, Ph.D..........................          57   Director (1) (3)

------------------------

(1) Member of the Compensation Committee

(2) Member of the Audit Committee

(3) Member of the Executive Committee

                            BIOGRAPHICAL INFORMATION

    WALTER C. HERLIHY, PH.D. joined the Company in March 1996 as President, Chief Executive Officer and Director in connection with the Company's merger with Glycan Pharmaceuticals, Inc. From July 1993 to March 1996, Dr. Herlihy was the President and CEO of Glycan Pharmaceuticals, Inc. From October 1981 to June 1993, he held numerous research positions at Repligen, most recently as Senior Vice President, Research and Development. Dr. Herlihy holds an A.B. degree in chemistry from Cornell University and a Ph.D. in chemistry from MIT.

    JAMES R. RUSCHE, PH.D. joined the Company in March 1996 as Vice President, Research and Development in connection with the Company's merger with Glycan Pharmaceuticals, Inc. From July 1994 to March 1996, Dr. Rusche was Vice President, Research and Development of Glycan Pharmaceuticals, Inc. From February 1985 to June 1994, he held numerous research positions at Repligen, most recently as

Vice President, Discovery Research. Dr. Rusche holds a B.S. degree in microbiology from the University of Wisconsin, LaCrosse and a Ph.D. in immunology from the University of Florida.

    DANIEL P. WITT, PH.D. joined the Company in March 1996 as Vice President, Business Development in connection with the Company's merger with Glycan Pharmaceuticals, Inc. From October 1993 to March 1996, Dr. Witt was Vice President, Business Development of Glycan Pharmaceuticals, Inc. From April 1983 to September 1993, he held numerous research positions at Repligen, most recently as Vice President, Technology Acquisition. Dr. Witt holds a B.A. degree in chemistry from Gettysberg College and a Ph.D. in biochemistry from the University of Vermont.

    ROBERT J. HENNESSEY has served as a director of the Company since July 1998. Mr. Hennessey has served as Chairman of the Board and Chief Executive Officer of Genome Therapeutics Corp., a biotechnology company, since March 1993. From 1990 to 1993, Mr. Hennessey served as the President of Hennessey & Associates Ltd., a strategic consulting firm to biotechnology and healthcare companies. Prior to 1990, Mr. Hennessey held a variety of management positions at Merck, SmithKline, Abbott and Sterling Drug. Mr. Hennessey is also a director of PenWest Pharmaceuticals and Virus Research Institute, Inc., a biotechnology company.

    G. WILLIAM MILLER has served as a Director of the Company since January 1982. Mr. Miller is the Chairman of the Board, G. William Miller & Co., Inc., a private merchant banking firm. He has served in that capacity for over five years. From January 1990 until February 1992, Mr. Miller was Chairman and Chief Executive Officer of Federated Stores, Inc., an owner and operator of retail department stores, supermarkets and real estate interests. Mr. Miller is a former Chairman of the Board of Governors of the Federal Reserve System and served as Secretary of the Treasury under President Carter. Mr. Miller is a director of the Simon DeBartolo Group, Inc., a real estate investment trust, Kleinwort Benson Australian Income Fund, Inc., and GS Industries, Inc., a producer of steel and related products.

    ALEXANDER RICH, M.D., Co-Founder and Co-Chairman of the Board of Directors of the Company, has been on the faculty of MIT since 1958 and is the Sedgwick Professor of Biophysics. Internationally recognized for his contributions to the molecular biology of nucleic acids, he has determined their three-dimensional structure and has investigated their activity in biological systems. He is widely known for his work in elucidating the three-dimensional structure of transfer RNA, which is a component of the protein synthesizing mechanism and for his discovery of a novel, left-handed form of DNA. He is a member of the National Academy of Sciences, the American Philosophical Society, the Pontifical Academy of Sciences, Rome and a foreign member of the French Academy of Sciences, Paris. Dr. Rich has been a Director of the Company since March 1981. Dr. Rich is a director of Alkermes, Inc.

    PAUL SCHIMMEL, PH.D., Co-Founder and Co-Chairman of the Board of Directors of the Company, has been on the faculty of the Skaggs Institute of Chemical Biology at Scripps Research Institute since 1997. He is well known for his work in biophysical chemistry and molecular biology. His field of specialty is the mechanism of action of proteins and the manner in which they act upon the nucleic acids in the cell. This work involves broad applications of recombinant DNA technology. He is a member of the National Academy of Sciences, received the 1978 ACS/Pfizer award for excellence in enzyme research, and is co-author of a widely read textbook on biophysical chemistry. He also previously served as the Chairman, Director of Biological Chemistry, American Chemical Society. Dr. Schimmel has been a Director of the Company since March 1981. Dr. Schimmel is a director of Alkermes, Inc. and Cubist Pharmaceuticals, Inc.

    No family relationship exists among the officers and directors of the Company.

        INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Board of Directors met five times during the fiscal year ended March 31, 1998. Each of the incumbent directors attended at least 75% of the aggregate number of meetings of the Board and the committees of which he was a member held during the period in which he served on the Board or such committee.

    The Board has a standing Audit Committee, Compensation Committee and Executive Committee. The Audit Committee, currently consisting of Mr. Miller and Dr. Rich, is responsible for determining the adequacy of the Company's internal accounting and financial controls. It met once with management and the Company's independent public accountants to review matters pertaining to the 1998 fiscal year audit. No member of the Audit Committee is a member of the Company's management. The Compensation Committee, currently consisting of Dr. Schimmel and Mr. Miller, is responsible for reviewing matters pertaining to the compensation of the Company's officers and the granting of stock options (other than stock options which are automatically granted to certain members of the Board pursuant to the Company's stock option plan) and contributions to the Company's Employee Stock Ownership Plan. See "Compensation of Directors" and "Compensation Committee Report to Shareholders." It met once during the fiscal year ended March 31, 1998. No member of the Compensation Committee is a member of the Company's management. The Executive Committee, currently consisting of Mr. Miller, Dr. Schimmel and Dr. Herlihy (an employee of the Company), is authorized to exercise certain powers of the Board not specifically reserved to the Board by the Company's By-Laws or the General Corporation Law of the State of Delaware. The Board does not have a standing nominating committee.

                       SUMMARY OF EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

    The following table sets forth certain information with respect to the annual and long-term compensation for services in all capacities to the Company for the past three fiscal years of each of (i) the Company's Chief Executive Officer, and (ii) each of the Company's other most highly compensated executive officers who earned more than $100,000 in salary and bonus in fiscal 1998 and were serving as executive officers as of March 31, 1998 (collectively, the "Named Executive Officers").

                                                                                                         LONG-TERM
                                                                                                        COMPENSATION
                                                                      ANNUAL                                   (2)
                                                                 COMPENSATION(1)                        -----------
                                                               --------------------        OTHER          SHARES
                                                    FISCAL      SALARY      BONUS         ANNUAL        UNDERLYING
NAME AND PRINCIPLE POSITION                          YEAR         ($)        ($)       COMPENSATION     OPTIONS (#)
------------------------------------------------  -----------  ---------  ---------  -----------------  -----------

Walter C. Herlihy, Ph.D.........................        1998     169,600     17,500         --              50,000
  President and Chief                                   1997     160,000     15,000         --             100,000
  Executive Officer                                     1996       6,667     --             --              --

James R. Rusche, Ph.D...........................        1998     121,900     10,000         --              20,000
  Vice President, Research                              1997     115,000     10,000         --              60,000
  and Development                                       1996       4,792     --             --              --

Daniel P. Witt, Ph.D............................        1998     121,900      7,500         --              20,000
  Vice President, Business                              1997     115,000     10,000         --              60,000
  Development                                           1996       4,792     --             --              --


                                                      ALL OTHER
NAME AND PRINCIPLE POSITION                         COMPENSATION
------------------------------------------------  -----------------
Walter C. Herlihy, Ph.D.........................         --
  President and Chief                                    --
  Executive Officer                                      --
James R. Rusche, Ph.D...........................         --
  Vice President, Research                               --
  and Development                                        --
Daniel P. Witt, Ph.D............................         --
  Vice President, Business                               --
  Development                                            --

------------------------

(1) The aggregate amount of perquisites and other personal benefits for each of the Named Executive Officers did not exceed the lesser of either $50,000 or 10% of such individual's base salary and bonus, as reported herein, for the applicable fiscal years, and is not reflected in the table.

(2) Represents stock options granted during the fiscal years ended March 31, 1998, 1997 or 1996. The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during the fiscal years ended March 31, 1998, 1997 or 1996.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information regarding individual grants of stock options to purchase shares of Common Stock made to the Named Executive Officers during the fiscal year ending March 31, 1998.

                    OPTIONS/SARS GRANTED IN LAST FISCAL YEAR

                                                                   PERCENT OF                                 POTENTIAL REALIZABLE
                                                                      TOTAL                                     VALUE AT ASSUMED
                                                                    OPTIONS/                                     ANNUAL RATES OF
                                                                      SARS                                         STOCK PRICE
                                                     OPTIONS/      GRANTED TO                                   APPRECIATION FOR
                                                       SASRS        EMPLOYEES      EXERCISE OR                 OPTION TERM ($)(1)
                                                      GRANTED       IN FISCAL      BASE PRICE    EXPIRATION   ---------------------
NAME                                                    (#)           YEAR          ($/SHARE)       DATE         5%         10%
--------------------------------------------------  -----------  ---------------  -------------  -----------  ---------  ----------

Walter C. Herlihy, Ph.D...........................      50,000             49%      $    1.50      4/30/2007  $  47,167  $  119,531

James R. Rusche, Ph.D.............................      20,000             20%      $    1.50      4/30/2007  $  18,867  $   47,812

Daniel P. Witt, Ph.D..............................      20,000             20%      $    1.50      4/30/2007  $  18,867  $   47,812

------------------------

(1) Amounts represent hypothetical gains that could be achieved from the exercise of respective options and the subsequent sale of the Common Stock underlying such options if the options were exercised immediately prior to the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted. These rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

                                                                                                              VALUE OF
                                                                                                         UNEXERCISED IN-THE-
                                                                                 NUMBER OF OPTIONS AT     MONEY OPTIONS AT
                                                   SHARES                          FISCAL YEAR-END         FISCAL YEAR-END
                                                 ACQUIRED ON         VALUE           EXERCISABLE/           EXERCISABLE/
NAME                                            EXERCISE (1)      REALIZED($)     UNEXERCISABLE (2)       UNEXERCISABLE (3)
---------------------------------------------  ---------------  ---------------  --------------------  -----------------------

Walter C. Herlihy............................        --               --              40,000/110,000             --

James R. Rusche..............................        --               --               24,000/56,000             --

Daniel P. Witt...............................        --               --               24,000/56,000             --

------------------------

(1) None of the Named Executive Officers exercised any stock options during the fiscal year ended March 31, 1998.

(2) Represents the aggregate number of stock options held as of March 31, 1998 which can and cannot be exercised pursuant to the terms and provisions of the applicable stock option agreements and the 1992 Repligen Corporation Stock Option Plan (the "Plan").

(3) The dollar values have been calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options. The fair market value of in-the-money options was calculated on the basis of the closing price per share for Common Stock on The Nasdaq National Market of $1.188 on March 31, 1998. No options were in-the-money as of March 31, 1998.

                           COMPENSATION OF DIRECTORS

    Drs. Schimmel and Rich, the Co-Chairmen of the Board of Directors, are compensated pursuant to consulting agreements described below and receive no separate compensation for attendance at meetings or otherwise as directors.

    Under the terms of the Plan, each non-employee director, beginning on September 10, 1996, is granted an option to purchase 5,000 shares of Common Stock at an option price equal to the fair market value of the Common Stock on the date of grant, determined in accordance with the terms of the Plan (the "Board Options"). These options vest in full on the first anniversary of the date of the grant, provided such person is still a director on such anniversary. Additionally, each newly-elected, non-employee director who joins the Board is entitled to receive a Board Option to purchase 24,000 shares of Common Stock on the date he or she joins the Board. These initial Board Options vest equally over a three-year period from the date of grant. Board Options have a term of ten years, subject to early termination in the event of death or removal or resignation from the Board. No director is entitled to receive Board Options covering more than an aggregate of 50,000 shares.

    Effective August 1998, Mr. Hennessey and Mr. Miller will receive $1,000 plus expenses per board meeting attended.

    The Company paid Drs. Schimmel and Rich $49,200 and $43,200, respectively, during the fiscal year ended March 31, 1998 pursuant to consulting agreements which have similar terms. These agreements are automatically extended for successive one-year terms unless terminated by either party at least 90 days prior to the next anniversary date. Dr.Schimmel's agreement continues until September 30, 1998 and Dr. Rich's agreement continues until October 31, 1998. Drs. Schimmel and Rich have advised the Company that they have no present intention of terminating their agreements.

    EXECUTIVE EMPLOYMENT AGREEMENTS

    On March 14, 1996, the Company entered into a letter of agreement with Drs. Herlihy, Rusche, and Witt in connection with the Company's acquisition and merger with Glycan Pharmaceuticals, Inc. (the "Herlihy Agreement," the "Rusche Agreement," and the "Witt Agreement," respectively). Under the terms of the Herlihy Agreement, Dr. Herlihy is entitled to a minimum salary of $160,000 per annum, subject to periodic increases at the discretion of the Board of Directors. Additionally, Dr. Herlihy is eligible for participation in all of the Company's welfare, profit sharing, retirement and savings plans on the same basis as other employees of the Company. Dr. Herlihy received a stock option to purchase 100,000 shares of the Common Stock at $1.25 per share, vesting at 20% per annum over five years pursuant to the Herlihy Agreement. Dr. Herlihy's employment may be terminated, with or without cause, by either party upon 30 days prior written notice. In such event, Dr. Herlihy would be entitled to continue receiving his salary for a period of eight months or until he finds other employment, whichever occurs first.

    Under the terms of the Rusche Agreement, Dr. Rusche is entitled to a minimum salary of $115,000 per annum, subject to periodic increases at the discretion of the Board of Directors. Additionally, Dr. Rusche is eligible for participation in all of the Company's welfare, profit sharing, retirement and savings plans on the same basis as other employees of the Company. Dr. Rusche received a stock option to purchase 60,000 shares of the Common Stock at $1.25 per share, vesting at 20% per annum over five years pursuant to the Rusche Agreement. Dr. Rusche's employment may be terminated, with or without cause, by either party upon 30 days prior written notice. In such event, Dr. Rusche would be entitled to continue receiving his salary for a period of six months or until he finds other employment, whichever occurs first.

    Under the terms of the Witt Agreement, Dr. Witt is entitled to a minimum salary of $115,000 per annum, subject to periodic increases at the discretion of the Board of Directors. Additionally, Dr. Witt is eligible for participation in all of the Company's welfare, profit sharing, retirement and savings plans on the same basis as other employees of the Company. Dr. Witt received a stock option to purchase 60,000 shares of the Common Stock at $1.25 per share, vesting at 20% per annum over five years pursuant to the Witt Agreement. Dr. Witt's employment may be terminated, with or without cause, by either party upon 30 days prior written notice. In such event, Dr. Witt would be entitled to continue receiving his salary for a period of six months or until he finds other employment, whichever occurs first.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee currently consists of Dr. Schimmel and Mr. Miller. No member of the Compensation Committee is a current or former employee of the Company. There are no Compensation Committee interlocks between the Company and any other entities involving any of the executive officers or directors of such entities.

            STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table sets forth certain information as of June 22, 1998 concerning beneficial ownership by (i) all shareholders known by the Company to own more than five percent of the Company's outstanding voting securities, (ii) each of the Named Executive Officers, (iii) each director or nominee, and (iv) all current directors and executive officers as a group.

                                                                                        NUMBER OF
                                                                                         SHARES      PERCENTAGE
                                                                                        OWNED (1)     OF COMMON
NAME AND ADDRESS OF BENEFICIAL OWNERS                                                  BENEFICIALLY   STOCK (2)
-------------------------------------------------------------------------------------  -----------  -------------

Funds managed by Paramount Capital Asset Management, Inc.............................   2,447,700(3)        12.9
  787 Seventh Avenue
  New York, NY 10019

Funds managed by BVF Partners L.P....................................................   2,406,250(4)        12.7%
  333 West Wacker Drive
  Chicago, IL 60606

Paul Schimmel, Ph.D..................................................................     625,082(5)         3.4%
  Skaggs Institute of Chemical Biology
  Scripps Research Institute
  10550 North Torrey Pines Road
  La Jolla, CA 92037

Alexander Rich, M.D..................................................................     440,700(6)         2.3%
  Massachusetts Institute of Technology
  77 Massachusetts Avenue
  Cambridge, MA 02139

G. William Miller....................................................................      93,333(7)       *
  G. William Miller & Co., Inc.
  1215 19th Street NW
  Washington, DC 20036

Walter C. Herlihy....................................................................     189,668(8)         1.0%
  Repligen Corporation
  117 Fourth Avenue
  Needham, MA 02494

James R. Rusche......................................................................     138,668(9)       *
  Repligen Corporation
  117 Fourth Avenue
  Needham, MA 02494

Daniel P. Witt.......................................................................     124,904(10)       *
  Repligen Corporation
  117 Fourth Avenue
  Needham, MA 02494

All directors and executive officers as group (6 persons)............................   1,639,005(11)         8.7%

------------------------

 (1) Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. The number of shares of Common Stock deemed outstanding includes shares issuable pursuant to options and warrants held by the respective person or group, which may be exercised within 60 days after the date of this Proxy Statement ("presently exercisable stock options" and "presently exercisable warrants" respectively), as set forth below.

 (2) As of June 22, 1998, there were 18,001,785 shares of the Company's Common Stock outstanding. Pursuant to the rules of the Securities and Exchange Commission, presently exercisable stock options and presently exercisable warrants held by a person or group are deemed outstanding for the purpose of computing the percentage ownership of such person or group.

 (3) Consists of 1,657,600 shares of Common Stock owned by The Aries Trust, a Cayman Islands Trust (the "Aries Trust"), and 790,100 shares of Common Stock owned by Aries Domestic Fund, L.P., a Delaware limited partnership (the "Aries Domestic Fund"). Paramount Capital Asset Management, Inc. ("Paramount") is the general partner of Aries Domestic Fund and is the investment manager of the Aries Trust. Paramount disclaims beneficial ownership of all such shares except to the extent of its pecuniary interest therein.

 (4) Consists of 700,000 shares of Common Stock and 262,500 shares of Common Stock which may be acquired pursuant to presently exercisable warrants owned by Biotechnology Value Fund, L.P., a Delaware limited partnership ("BVF"); 300,000 shares of Common Stock and 112,500 shares of Common Stock which may be acquired pursuant to presently exercisable warrants owned by Biotechnology Venture Partners L.P., a Delaware limited partnership ("BVF Venture"); and 750,000 shares of Common Stock and 281,250 shares of Common Stock which may be acquired pursuant to presently exercisable warrants owned by certain managed accounts (the "Managed Accounts"). BVF Partners L.P., a Delaware limited partnership, is the general partner of BVF and BVF Venture and serves as the investment manager of the Managed Accounts.

 (5) Includes shares held jointly with Dr. Schimmel's spouse; also includes 26,650 shares held in a charitable trust of which Dr. Schimmel is a trustee; excludes shares held by Dr. Schimmel's adult children. Dr. Schimmel disclaims beneficial ownership of the shares held by these children. Includes 10,000 shares beneficially owned by Dr. Schimmel which may be acquired pursuant to presently exercisable stock options.

 (6) Includes 60,000 shares held by Dr. Rich's spouse; excludes shares held by Dr. Rich's adult children. Dr. Rich disclaims beneficial ownership of the shares held by these children. Includes 10,000 shares beneficially owned by Dr. Rich which may be acquired pursuant to presently exercisable stock options.

 (7) Includes 23,333 shares beneficially owned by Mr. Miller which may be acquired pursuant to presently exercisable stock options.

 (8) Includes 50,000 shares beneficially owned by Dr. Herlihy which may be acquired pursuant to presently exercisable stock options.

 (9) Includes 29,000 shares beneficially owned by Dr. Rusche which may be acquired pursuant to presently exercisable stock options.

 (10) Includes 29,000 shares beneficially owned by Dr. Witt which may be acquired pursuant to presently exercisable stock options.

 (11) Includes 151,333 shares beneficially owned by all executive officers and directors as a group which may be acquired pursuant to presently exercisable stock options.

   * Represents less than 1% of the outstanding shares.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were fulfilled in a timely manner.

                 COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

    The Compensation Committee, which meets on a periodic basis, is comprised of two non-employee members of the Board of Directors. The Committee formulates and administers the Company's compensation policies for the President and Chief Executive Officer and all vice presidents of the Company. The Committee is also responsible for determining to whom and under what terms stock options should be granted (other than options which are automatically granted to members of the Board of Directors) under the Plan and the amount of contributions to the Company's Employee Stock Ownership Plan.

COMPENSATION PHILOSOPHY

    In designing its compensation programs, the Company takes into account a number of considerations, some relevant to companies in general and some relevant primarily to biotechnology and other research and development intensive companies. The ultimate goal of the Company's compensation program is to motivate each employee to enhance stockholder value, to provide a fair reward for this effort, and to stimulate each employee's professional and personal growth. In addition, the Company's compensation program attempts to achieve the following:

    - Provide compensation which is consistent with the Company's annual and long-term objectives and achievements.

    - Promotion and reward of individual initiative, effort and accomplishment.

    - Establishment of a competitive total compensation package that enables the Company to attract and retain qualified and motivated personnel.

PERFORMANCE CRITERIA

    Since the Company is still in the process of developing its proprietary products and because of the highly volatile nature of biotechnology stocks in general, it is not appropriate to use the traditional performance standards, such as profit levels and stock performance, to measure the success of the Company and an individual's contribution to that success.

    Accordingly, the compensation of executive officers is based, for the most part, on the achievement of certain goals by the Company as a whole and the individual (and his or her business unit) concerned. The Committee therefore examines three specific areas in formulating the compensation packages of its three most senior executives. Criteria and specific goals within each category are as follows:

    COMPANY PERFORMANCE:

    - The extent to which key research, clinical, product manufacturing, product sales and financial objectives of the Company have been met during the preceding fiscal year.

    - The development, acquisition and licensing of key technology.

    - The achievement by the Company of certain milestones, whether specified in agreements with third party collaborators or determined internally.

    EXECUTIVE PERFORMANCE:

    - An executive's involvement in and responsibility for the development and implementation of strategic planning and the attainment of strategic objectives of the Company.

    - The participation by an executive in the relationship between the Company and the investment community.

    - The involvement of an executive in personnel recruitment, retention and morale.

    - The responsibility of the executive in working within budgets, controlling costs and other aspects of expense management.

    OTHER FACTORS:

    - The necessity of being competitive with companies in the pharmaceutical and biotechnology industries, taking into account relative company size, stage of development, performance and geographic location as well as individual responsibilities and performance.

MIX OF COMPENSATION

    The Company's executive compensation has four principal components: base salary; annual cash bonuses; incentive and/or non-qualified stock options; and miscellaneous benefits.

    In each case, the Committee regularly compares the individual elements comprising the Company's executives' mix of compensation to that of a similar group of other biotechnology companies.

    The comparison group is based on a multi-tiered classification of representative companies within the biotechnology industry according to numerous characteristics, including but not limited to company size, the number of proprietary products, stage of development of the company's products and total revenues. The tiered classification of biotechnology companies is reviewed annually and, if appropriate, revised as members of such tiers change from year to year.

    After completing a review of the comparison group's compensation policies, the Committee determines competitive compensation levels for each executive position.

    Levels of base salary are reviewed on an annual basis by the Committee. Base salary may be altered in line with changes in compensation amongst the companies included in the Committee's comparison group and further adjusted if the committee determines that an executive's contribution to the Company has increased or decreased.

    Annual cash bonuses are voted in April and calculated as a percentage of an executive's base salary as determined by both the bonus schedule that is established at the beginning of each fiscal year and by the various criteria set forth above. Stock options are also awarded from time to time based upon the same criteria and are intended both to retain and reward the executive and to provide further incentive for him or her to continue contributing to the long-term success of the Company.

Respectfully submitted by the Compensation Committee,
G. William Miller
Paul Schimmel, Ph.D.

    The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                         STOCK PRICE PERFORMANCE GRAPH

    The following graph illustrates a comparison of the cumulative stockholder return (change in stock price plus reinvested dividends) of the Company's Common Stock with the Nasdaq Stock Market Index (U.S.) (the "Nasdaq Composite Index") and the Nasdaq Pharmaceutical Stock Index (the "Nasdaq Pharmaceutical Index"). The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                                                                                       NASDAQ
                                                                RGEN CLOSING      PHARMACEUTICAL         NASDAQ STOCK
YEAR                                                              STOCK PRICE        STOCK INDEX      MARKET INDEX (U.S.)
-------------------------------------------------------------  -----------------  -----------------  ---------------------
1994.........................................................            100                100                  100
1995.........................................................             34                100                  114
1996.........................................................             21                176                  154
1997.........................................................             29                161                  172
1998.........................................................             24                192                  261

Assumes $100 invested on March 31, 1994 in each of Repligen Corporation's Common Stock, the securities comprising the Nasdaq Composite Index and the securities comprising the Nasdaq Pharmaceutical Index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                          NASDAQ PHARMACEUTICAL       NASDAQ STOCK

               REPLIGEN               Stock Index  Market Index (U.S.)
1994               $100                      $100                 $100
1995                 34                       100                  114
1996                 21                       176                  154
1997                 29                       161                  172
1998                 24                       192                  261

                       PROPOSAL I--ELECTION OF DIRECTORS

    At the Meeting, five directors are to be elected to serve until their successors are duly elected and qualified. The Board has designated the individuals named below as nominees.

NAME                                               AGE                               POSITIONS
---------------------------------------------      ---      ------------------------------------------------------------

Walter C. Herlihy, Ph.D......................          46   President, Chief Executive Officer and Director (3)

Robert J. Hennessey..........................          56   Director

G. William Miller............................          73   Director (1) (2) (3)

Alexander Rich, M.D..........................          73   Director (2)

Paul Schimmel, Ph.D..........................          57   Director (1) (3)

------------------------

(1) Member of the Compensation Committee

(2) Member of the Audit Committee

(3) Member of the Executive Committee

    Proxies received from stockholders of the Company will be voted, unless authority to so vote is withheld, for the election of the Board's nominees. Authority to vote for any or all of the nominees may be withheld in the manner indicated on the enclosed Proxy. If for any reason any of the nominees for election to the Board becomes unavailable for election, the Proxies solicited will be voted for such other nominees as are selected by the Board. The Board has no reason to believe that any of the nominees will not be available or will not serve if elected. All of the nominees for election at this Annual Meeting currently serve as directors of the Company. Mr. Hennessey was elected as a director in July 1998 by all of the directors then in office to fill a vacancy in the board of directors. All of the other directors were previously elected by the Company's stockholders as directors and currently serve as directors of the Company. See "Biographical Information" for information related to nominees for Director.

    The Board unanimously recommends a vote FOR each of the nominees for election as directors.

         PROPOSAL II--RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    Arthur Andersen LLP, certified public accountants, have been appointed by the Board, upon recommendation of the Audit Committee of the Board, as independent auditors for the Company to examine and report on its financial statements for the 1999 fiscal year, which appointment is being submitted to the stockholders for ratification at the Meeting. Representatives of Arthur Andersen LLP are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions. The appointment of the independent auditors will be ratified if it receives the affirmative vote of the holders of a majority of shares of the Common Stock of the Company present at the Meeting, in person or by proxy. Submission of the appointment of the auditors to the stockholders for ratification will not limit the authority of the Board to appoint another accounting firm to serve as independent auditors if the present auditors resign or their engagement is otherwise terminated.

    The Board recommends a vote FOR the ratification of Arthur Andersen LLP as independent auditors.

                               VOTING PROCEDURES

    The representation, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker "non-votes," are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

    ELECTION OF DIRECTORS. Directors are elected by plurality of the votes cast, in person or by proxy, at the Annual Meeting. The five nominees who receive the highest number of affirmative votes of the shares present or represented and voting on the election of directors at the Annual Meeting will be elected Directors for a one-year term. Shares present or represented and not so marked as to withhold authority to vote for a particular nominee will be voted in favor of a particular nominee and will be counted toward such nominee's achievement of a plurality. Shares present at the meeting or represented by proxy where the stockholder properly withholds authority to vote by marking the "WITHHOLD" box on the proxy for such nominee will not be counted toward such nominee's achievement of plurality.

    OTHER MATTERS. For all other matters being submitted to stockholders at the Annual Meeting, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval. Shares voted to abstain are included in the number of shares present or represented and voting on each matter. Shares subject to broker "non-votes" are not considered to have been voted for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

    Boston EquiServe L.P. will serve as the Inspector of Elections and will count all votes and ballots.

                            STOCKHOLDERS' PROPOSALS

    Any proposal by a stockholder of the Company intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at its principal executive office not later than February 1, 1999 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with the other requirements of the proxy solicitation rules of the SEC.

                                 OTHER BUSINESS

    Management does not know of any other matters to be brought before the Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the Proxies will be voted by the persons named therein in accordance with their judgment on such matters.

    Even if you plan to attend the Meeting in person, please sign, date and return the enclosed Proxy promptly. A postage-paid return-addressed envelope is enclosed for your convenience. Your cooperation in giving this matter your immediate attention and in returning your proxies will be appreciated.

                                    EXPENSES

    The cost of solicitation will be borne by the Company, and in addition to directly soliciting stockholders by mail, the Company may request banks and brokers to solicit their customers who have stock of the Company registered in the name of the nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail or telephone following the original solicitation. The Company may, if appropriate, retain an independent proxy solicitation firm to assist the Company in soliciting proxies. If the Company does retain a proxy solicitation firm, the Company would pay such firm's customary fees and expenses.

July 29, 1998